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                                                                  EXHIBIT 99.1

MAYNARD, MASS. - JANUARY 21, 2003 - EXACT Sciences Corporation (NASDAQ: EXAS) announced today that it will host a conference call for its fourth quarter and year-end 2002 financial and operating results on Tuesday, January 28, 2003 at 8:30 a.m. EST. A live Webcast of the conference call can be accessed at www.exactsciences.com through the Investor Relations link. The conference call and the Webcast are open to all interested parties. An archived version of the Webcast will be available at EXACT Sciences' Web site, www.exactsciences.com, through the Investor Relations link, for one month. A replay of the conference call also will be available for 48 hours, following the completion of the live call.

EXACT Sciences will announce its fourth quarter and year-end 2002 financial and operating results on Monday, January 27, 2003, after the close of regular market trading hours. Information for the call is as follows:

Domestic callers:             888-371-9318
International callers:        973-935-2100

The conference call replay information is as follows:

Domestic callers:             877-519-4471
International callers:        973-341-3080
PIN #                         3681698

The webcast is also being distributed over CCBN's Investor Distribution Network to both institutional and individual investors. Individual investors can listen to the call through CCBN's individual investor center at www.companyboardroom.com or by visiting any of the investor sites in CCBN's Individual Investor Network. Institutional investors can access the call via CCBN's password-protected event management site, StreetEvents (www.streetevents.com).

ABOUT EXACT SCIENCES CORPORATION

EXACT Sciences Corporation is an applied genomics company that has developed proprietary technologies that may be used for the early detection of several common cancers. EXACT Sciences has selected colorectal cancer as the first application of its technologies. Colorectal cancer is the most deadly cancer among non-smokers, and is curable if detected early. Despite the availability of colorectal cancer screening and diagnostic tests for more than 20 years, the rate of early detection of colorectal cancer remains low. EXACT Sciences believes its genomics-based technologies will enable early detection of colorectal cancer so that more people can be effectively treated. Founded in 1995, EXACT Sciences is based in Maynard, Mass. Detailed information on EXACT Sciences can be found on the World Wide Web at www.exactsciences.com.

CONTACT:

Media Contact
Amy Turner, 617/267-8223
turnera@fleishman.com
or
Investor Relations
Amy Hedison, 978/897-2800, x252
ahedison@exactsciences.com